                                                                   Exhibit 10.86

                                                                   Perry A. Sook
                                                                   President/CEO

TO: Susana Schuler

FR: Perry A. Sook

RE: Addendum to Employment Agreement

DA: 8/25/03

Reference is hereby made to your Executive Employment Agreement with Nexstar Broadcasting Group. This memorandum will serve as an addendum.

Paragraph 2, Term. The term of this agreement is hereby extended through December 31, 2008.

Paragraph 4, Compensation. During the extended term of the agreement, you shall be entitled to receive an annual Base Salary (as defined in the agreement) at the rate specified below:


                                                      Base Salary

From September 1, 2003 through August 31, 2004        $145,000
From September 1, 2004 through August 31, 2005        $150,000
From September 1, 2005 through August 31, 2006        $155,000
From September 1, 2006 through August 31, 2007        $160,000
From September 1, 2007 through August 31, 2008        $165,000
After September 1, 2008                               $170,000


You will be eligible to receive a target bonus of $20,000 at the conclusion of each calendar year, at the discretion of the CEO.

Paragraph 6(b) Termination Payments. (i) the period is hereby extended to one year.

Equity Compensation: You will be granted options to purchase 15,000 shares at the IPO price in the Nexstar Initial Public Offering. These options will vest 50% at the time of the IPO, and the remainder in equal installments over five years.

All other aspects of your employment agreement with Nexstar remain in full force and effect and will be governed by your agreement and the Nexstar Employee Handbook.

Please indicate your agreement with and acceptance of the terms and conditions of this addendum as of the date written by signing below.

Sincerely,                              Agreed and Accepted,


/s/ Perry A. Sook                       /s/ Susana Schuler
    Perry A. Sook                           Susana Schuler
    President/CEO                           Corporate VP/News

                        Nexstar Broadcasting Group, Inc.
             909 Lake Carolyn Parkway, Suite 1450, Irving, TX 75039,
                       (972) 373-8800 fax (972) 373-8888